EXHIBIT 4.14

SECURITY AGREEMENT

This is a Security Agreement covering personal property as well as other property real and/or personal

PUGET SOUND ENERGY, INC.

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

TRUSTEE

THIRTY-SIXTH SUPPLEMENTAL INDENTURE

Dated as of April 29, 2008

SUPPLEMENTING

INDENTURE OF FIRST MORTGAGE

Dated as of April 1, 1957

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THIS THIRTY-SIXTH SUPPLEMENTAL INDENTURE, made as of the 29th day of April, 2008, by and between Puget Sound Energy, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and The Bank of New York Trust Company, N.A., a national banking association duly organized and existing under the laws of the State of California and having its principal corporate trust office at 700 S. Flower, Los Angeles, CA 90017 (successor to BNY Midwest Trust Company) (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture of First Mortgage dated as of April 1, 1957 (hereinafter called the “Original Indenture” or, as heretofore supplemented and modified, hereinafter called the “Indenture”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: that

WHEREAS, Washington Natural Gas Company, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “First Predecessor Company”), which was merged into Washington Natural Gas Company, a corporation organized and existing under the laws of the State of Washington (hereinafter called the “Second Predecessor Company”) on August 9, 1978, had heretofore executed and delivered to the Trustee its Original Indenture, in order, among other things, to secure, as provided therein, the payment of the principal of and premium, if any, and interest on its bonds (in the Indenture and herein called the “Bonds”) at any time issued and outstanding thereunder according to their tenor and effect, said Bonds to be designated generally as its “First Mortgage Bonds,” and to be issued in one or more series as provided in the Original Indenture; and

WHEREAS, the First Predecessor Company had heretofore executed and delivered sixteen indentures supplemental to the Original Indenture as follows: First Supplemental Indenture, dated as of April 1, 1957, naming and appointing, pursuant to the provisions of Section 15.18 of the Original Indenture, R.H. Long, an individual, to act as Co-Trustee jointly with the Trustee, Second Supplemental Indenture dated as of October 1, 1959, Third Supplemental Indenture dated as of May 1, 1961, Fourth Supplemental Indenture dated as of May 1, 1963, Fifth Supplemental Indenture dated as of June 1, 1965, Sixth Supplemental Indenture dated as of August 1, 1966, Seventh Supplemental Indenture dated as of February 1, 1967, Eighth Supplemental Indenture dated as of September 1, 1967, Ninth Supplemental Indenture dated as of September 1, 1968, Tenth Supplemental Indenture dated as of June 1, 1970, Eleventh Supplemental Indenture dated as of April 1, 1971, Twelfth Supplemental Indenture dated as of November 1, 1972, Thirteenth Supplemental Indenture dated as of

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September 1, 1975, Fourteenth Supplemental Indenture dated as of September 15, 1975, Fifteenth Supplemental Indenture dated as of March 1, 1977 and Sixteenth Supplemental Indenture dated as of June 1, 1977, naming and appointing, pursuant to the provisions of Section 15.18 of the Original Indenture, R.G. Mason, an individual, to act as successor Co-Trustee, pursuant to each of which supplemental indentures, except said First, Seventh, and Sixteenth Supplemental Indentures, the First Predecessor Company provided for the creation of an issue of First Mortgage Bonds, and said Sixth and Seventh Supplemental Indentures provided for certain modifications of the Original Indenture; and

WHEREAS, the Second Predecessor Company has heretofore executed and delivered a Seventeenth Supplemental Indenture dated as of August 9, 1978, whereby the Second Predecessor Company succeeded to the First Predecessor Company with the same effect as if the Second Predecessor Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the First Predecessor Company merged into the Second Predecessor Company on August 9, 1978 whereupon the Second Predecessor Company acquired all the property, real, personal or mixed, including all rights, privileges, immunities and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the First Predecessor Company since the execution and delivery of the Original Indenture, which by the terms of the Original Indenture is subject or intended to be subjected to the lien thereof; and

WHEREAS, the Second Predecessor Company has also heretofore executed and delivered an Eighteenth Supplemental Indenture dated as of September 1, 1979, a Nineteenth Supplemental Indenture dated as of January 15, 1982, a Twentieth Supplemental Indenture dated as of August 15, 1983, a Twenty-first Supplemental Indenture dated as of August 15, 1983, a Twenty-second Supplemental Indenture dates as of July 15, 1986, a Twenty-third Supplemental Indenture dated as of July 15, 1986, a Twenty-fourth Supplemental Indenture dated as of December 15, 1987, a Twenty-fifth Supplemental Indenture dated as of August 15, 1988, a Twenty-sixth Supplemental Indenture dated as of September 1, 1990, a Twenty-seventh Supplemental Indenture dated as of September 1, 1990, a Twenty-eighth Supplemental Indenture dated as of July 1, 1991, a Twenty-ninth Supplemental Indenture dated as of June 1, 1993 and a Thirtieth Supplemental Indenture dated as of August 15, 1995 pursuant to each of which supplemental indentures the Second Predecessor Company provided for the creation of an issue of First Mortgage Bonds, and said Twenty-second and Twenty-eighth Supplemental Indentures provided for certain modifications of the Original Indenture; and

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WHEREAS, the Company has heretofore executed and delivered a Thirty-First Supplemental Indenture dated as of February 10, 1997, whereby the Company succeeded to the Second Predecessor Company with the same effect as if the Company had been named in the Original Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Second Predecessor Company merged into the Issuer on February 10, 1997 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, immunities and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Indenture, which by the terms of the Indenture is subject or intended to be subjected to the lien thereof, such Thirty-First Supplemental Indenture further provided for certain modifications of the original indenture;

WHEREAS, the Company has also heretofore executed and delivered a Thirty-Second Supplemental Indenture dated as of April 1, 2005, pursuant to such supplemental indentures the Company provided for the creation of an issue of First Mortgage Bonds;

WHEREAS, the Company has also heretofore executed and delivered a Thirty-Third Supplemental Indenture dated as of April 27, 2005, a Thirty-Fourth Supplemental Indenture dated as of April 28, 2006, and a Thirty-Fifth Supplemental Indenture dated as of April 27, 2007, all of which mortgaged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property; and

WHEREAS, pursuant to the Original Indenture, as heretofore supplemented and modified, there have been executed, authenticated, delivered and issued and there are outstanding as of the date hereof, First Mortgage Bonds of series and in principal amounts as follows:

Principal Amount of Bonds	Series

Twenty-Five Million Dollars ($25,000,000)	9.57% First Mortgage Bonds due 2020

Four Million Five Hundred Thousand Dollars ($4,500,000)	6.51% and 6.53% Secured Medium-Term Notes, Series B due 2008

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Principal Amount of Bonds	Series

Thirteen Million Dollars ($13,000,000)	6.83% and 6.90% Secured Medium-Term Notes, Series B due 2013

Eight Million Dollars ($8,000,000)	6.61% and 6.62% Secured Medium-Term Notes, Series C due 2009

Seven Million Dollars ($7,000,000)	7.12% Secured Medium-Term Notes, Series C due 2010

Twelve Million Dollars ($12,000,000)	7.35% and 7.36% Secured Medium-Term Notes, Series C due 2015

Seventeen Million Dollars ($17,000,000)	7.15% and 7.20% Secured Medium-Term Notes, Series C due 2025

Two Hundred Fifty Million Dollars ($250,000,000)	6.724% Pledged First Mortgage Bonds due June 15, 2036

WHEREAS, R.G. Mason, the successor Co-Trustee, resigned on July 31, 1993 and no successor trustee was appointed to replace him;

WHEREAS, Harris Trust and Savings Bank (the “Original Trustee”) resigned as Trustee, Paying Agent and Registrar under the Indenture on April 1, 2002;

WHEREAS, effective April 1, 2002, the Company appointed BNY Midwest Trust Company (“BNY Midwest”) to act as Trustee, Paying Agent and Registrar to succeed the Original Trustee in such capacities under the Indenture;

WHEREAS, BNY Midwest resigned as Trustee, Paying Agent and Registrar under the Indenture on June 14, 2006;

WHEREAS, effective June 14, 2006, the Company appointed The Bank of New York Trust Company, N.A. to act as Trustee, Paying Agent and Registrar to succeed BNY Midwest in such capacities under the Indenture;

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WHEREAS, the Company has entered into an Indenture (the “Debenture Indenture”) dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust Company) as trustee (in such capacity, the “Debenture Indenture Trustee”) pursuant to which the Company proposes to issue from time to time its Senior Notes (the “Senior Notes”) and the Company has agreed to make certain payments to the Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and

WHEREAS, in order to secure the payment and performance of its obligations under such Debenture Indenture, the Company has agreed to create new Bonds from time to time with substantially the same terms as the Senior Notes; to issue and deliver such Bonds to the Debenture Indenture Trustee in trust for the benefit of the owners from time to time of the Senior Notes; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated as “Pledged First Mortgage Bonds” due Nine Months or More From Date of Issue (hereinafter sometimes called “Bonds of the New Series”), and has authorized the issuance of an unlimited aggregate principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Thirty-Sixth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture.

NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these

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presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto The Bank of New York Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

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List of Real Estate in the State of Washington Acquired by

Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically

Described in Any Prior Supplemental Indenture**

Puget Sound Energy, Inc.

IN KING COUNTY, WASHINGTON:

Description: LOT 2, BLOCK 71, DENNY AND HOYTS ADDITION, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 2 OF PLATS, PAGE 136, IN KING COUNTY, WASHINGTON;

EXCEPT THAT PORTION CONDEMNED FOR LAKE WASHINGTON SHIP CANAL ON NOVEMBER 25, 1898, UNDER KING COUNTY SUPERIOR COURT CAUSE NUMBER 21942.

Deed From:	Seattle Pacific University

Deed Records
Auditors File No.:	20070718001705

Assessor’s Tax
Parcel ID#:	197220-6490-02

IN PIERCE COUNTY, WASHINGTON:

Section:	14

** All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian.

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Township:	19N

Range:	03E

Description: LOT 2 of SHORT PLAT NO. 78-138, AS RECORDED FEBRUARY 28, 1978 IN VOLUME 23 OF SHORT PLATS, PAGE 75, RECORDS OF PIERCE COUNTY AUDITOR;

Deed From:	Sean O. Probst

Deed Records
Auditors File No.:	200705301703

Assessor’s Tax
Parcel ID#:	0319145002

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ARTICLE ONE

MISCELLANEOUS

SECTION 1.01

This Thirty-Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein.

SECTION 1.02

The Trustee has accepted the amendment of the Indenture effected by this Thirty-Sixth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Thirty-Sixth Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 1.03

The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the Thirty-Sixth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

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SECTION 1.04

This Thirty-Sixth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 1.05

Although this Thirty-Sixth Supplemental Indenture is dated for convenience and for the purpose of reference as of April 29, 2008, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

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IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Thirty-Sixth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, all on April   29  , 2008, but as of the day and year first above written.

PUGET SOUND ENERGY, INC.

By	/s/ Donald E. Gaines
Donald E. Gaines
Vice President Finance and Treasurer

Attest:

/s/ James D. Sant
James D. Sant
Assistant Treasurer

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STATE OF WASHINGTON	)
	)	ss:
COUNTY OF KING	)

On this   29   day of         April        , 2008, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Donald E. Gaines, to me known to be the Vice President Finance and Treasurer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

/s/ Carol A. Nelson
Notary Name:
Notary Public in and for the State of
Washington, residing at Redmond WA.
My commission expires 7-20-09.

THIRTY-SIXTH SUPPLEMENTAL INDENTURE

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STATE OF WASHINGTON	)
	)	ss:
COUNTY OF KING	)

On this   29   day of         April        , 2008, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared James D. Sant, to me known to be the Assistant Treasurer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

/s/ Carol A. Nelson
Notary Name:
Notary Public in and for the State of
Washington, residing at Redmond WA.
My commission expires 7-20-09.

THIRTY-SIXTH SUPPLEMENTAL INDENTURE